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                                                                  EXHIBIT 10.39



                                AMENDMENT NO. 4


        This AMENDMENT NO. 4 (this "Amendment") to the Agreement (as defined below) is entered into as of December 31, 1996, under the Purchase and Sale Agreement, dated as of February 2, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"; capitalized terms used but not defined herein shall have the respective meanings, specified in the Agreement), between Cityscape Corp. (the "Company") and Greenwich Capital Financial Products, Inc. ("Greenwich").

        WHEREAS, the Company and the Guarantor have requested that Greenwich agree to amend the Agreement, on the terms and conditions of this Amendment;

        WHEREAS, the Company has requested that Greenwich consent to matters regarding certain provisions of the Agreement; and

        WHEREAS, Greenwich is willing to agree to such requests in the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Amendment. Subject to the satisfaction of the condition to effectiveness specified in Section 5 hereof, subsection (b) of Section 7.02(e) of the Agreement shall be amended by the addition of the following immediately after subsection (ii):

                ", or (iii) investments, including, without limitation, by stock purchase, capital contribution, asset contribution or loan, in wholly-owned subsidiaries of the Seller or Guarantor."


        2. Consents. Notwithstanding anything to the contrary in the Agreement, the Company may from time to time contribute to wholly-owned special purpose subsidiaries of the Company interests of the Company from securitizations including, without limitation, residual certificates;

        3. Counterparts. This Consent may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        4. Continuing Effect of the Agreements. Except for the consents and modifications expressly set forth herein, the Agreements shall continue to be, and shall remain, in full force and effect in accordance with its terms.

        5. Effectiveness. This Consent shall become effective upon the execution hereof by the Company and Greenwich.
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        C.  Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have found this Amendment No. 4 to be duly executed by these proper and duly authorized officers as of the date first above written.

                                                CITYSCAPE CORP.


                                                By: /s/ ROBERT GROSSER
                                                    ------------------
                                                   Name:  Robert Grosser
                                                   Title: President


                                                GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC.


                                                By: /s/ JOHN C. ANDERSON
                                                    ---------------------
                                                   Name:  John C. Anderson
                                                   Title: Senior Vice President